Exhibit 99.1

Union Pacific Reports Best-Ever Quarterly and Full Year Results

FOR IMMEDIATE RELEASE

Best-Ever Quarterly Records

•	Diluted earnings per share of $2.55 improved 16 percent.

•	Operating revenues totaled more than $5.6 billion, up 7 percent.

•	Operating income totaled $1.97 billion, up 14 percent.

2013 Full Year Records

•	Diluted earnings per share of $9.42 improved 14 percent.

•	Operating revenues totaled $21.96 billion, up 5 percent.

•	Operating income totaled $7.4 billion, up 10 percent.

•	Operating ratio of 66.1 percent improved 1.7 points.

Omaha, Neb., January 23, 2014 – Union Pacific Corporation (NYSE: UNP) today reported net income of $1.2 billion, or $2.55 per diluted share, for the fourth quarter 2013 compared to $1 billion, or $2.19 per diluted share, in the fourth quarter 2012.

“For the first time in six quarters, we reported overall volume growth, despite significantly weaker coal shipments. It highlights the strength of our diverse franchise, the extensive network reach we have to various markets, and a strong grain harvest,” said Jack Koraleski, Union Pacific chief executive officer. “Volume growth, combined with solid core pricing gains and our continued focus on safety, service, and efficiency, generated a record fourth quarter operating ratio of 65.0 percent. The fourth quarter wrapped up another tremendous year for Union Pacific, with our overall financial performance exceeding all previous milestones.”

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Fourth Quarter Summary

Operating revenue increased 7 percent in the fourth quarter 2013 to more than $5.6 billion versus $5.25 billion in the fourth quarter 2012. Fourth quarter business volumes, as measured by total revenue carloads, grew 2 percent compared to 2012. Volume growth from agricultural products, automotive, industrial products and intermodal shipments more than offset declines in coal and chemical volumes. In addition:

•	Quarterly freight revenue increased 7 percent compared to the fourth quarter 2012, driven by core pricing gains and volume growth.

•

Union Pacific’s operating ratio of 65.0 percent was a fourth quarter record, 2.1 points better than the fourth quarter 2012 and only 0.2 points off the all-time quarterly record of 64.8 percent set in the third quarter 2013.

•	Average quarterly diesel fuel prices decreased 4 percent to $3.11 per gallon in the fourth quarter 2013 compared to $3.25 per gallon in the fourth quarter 2012.

•	The Customer Satisfaction Index of 93 matched the fourth quarter record set in 2012.

•	Quarterly train speed, as reported to the Association of American Railroads, was 25.8 mph, down 3 percent from the fourth quarter 2012, primarily due to severe winter weather conditions.

•	The Company repurchased more than 4.9 million shares in the fourth quarter 2013 at an average share price of $159.36 and an aggregate cost of $786 million.

Summary of Fourth Quarter Freight Revenues

•	Agricultural up 19 percent

•	Automotive up 17 percent

•	Industrial Products up 14 percent

•	Chemicals up 3 percent

•	Intermodal flat

•	Coal down 1 percent

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2013 Full Year Summary

For the full year 2013, Union Pacific reported net income of $4.4 billion or $9.42 per diluted share. This compares to $3.9 billion or $8.27 per diluted share in 2012, 11 and 14 percent increases, respectively. Operating revenue totaled a record $21.96 billion versus $20.9 billion in 2012. Operating income increased 10 percent to more than $7.4 billion, up from $6.7 billion in 2012. In addition:

•

Freight revenue grew 5 percent to $20.7 billion compared to $19.7 billion in 2012. Carloadings were flat versus 2012 as declines in coal and agricultural shipments offset volume growth from automotive, chemicals, and industrial products shipments. Intermodal volumes were flat compared to 2012.

•	Union Pacific’s operating ratio of 66.1 percent was a full year record, improving 1.7 points from the previous record set in 2012.

•	Average diesel fuel prices decreased 2 percent to $3.15 per gallon in 2013 from $3.22 per gallon in 2012.

•

The Company increased its quarterly dividend per share by 14.5 percent to $0.79 cents per share in the third quarter 2013. Total dividends declared for the full year 2013 grew 19 percent compared to the full year 2012.

•	The Company repurchased more than 14.5 million shares in 2013 at an average share price of $152.52, and an aggregate cost of $2.2 billion.

2014 Outlook

“As we look at 2014, we see signs that the economy is slowly strengthening. We’re well-positioned for economic growth and are confident in our ability to deliver on our customers’ growing transportation needs,” Koraleski said. “We’ll continue our unrelenting focus on both safety and service to our customers. We strongly believe in the power and potential of the Union Pacific franchise to drive even greater financial performance and shareholder returns in the years to come.”

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About Union Pacific

Union Pacific Railroad is the principal operating company of Union Pacific Corporation (NYSE: UNP). One of America’s most recognized companies, Union Pacific Railroad connects 23 states in the western two-thirds of the country by rail, providing a critical link in the global supply chain. From 2007-2013, Union Pacific invested more than $21.6 billion in its network and operations to support America’s transportation infrastructure. The railroad’s diversified business mix includes Agricultural Products, Automotive, Chemicals, Coal, Industrial Products and Intermodal. Union Pacific serves many of the fastest-growing U.S. population centers, operates from all major West Coast and Gulf Coast ports to eastern gateways, connects with Canada’s rail systems and is the only railroad serving all six major Mexico gateways. Union Pacific provides value to its roughly 10,000 customers by delivering products in a safe, reliable, fuel-efficient and environmentally responsible manner.

Investor contact is Michelle Gerhardt, (402) 544-4227.

Media contact is Stephanie Serkhoshian, (402) 544-0100.

Supplemental financial information is attached.

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This press release and related materials contain statements about the Corporation’s future that are not statements of historical fact, including specifically the statements regarding the Corporation’s expectations with respect to general economic conditions and its ability to meet its customers transportation requirements, operate safely, adequately serve its customers and improve financial performance and shareholder returns. These statements are, or will be, forward-looking statements as defined by the Securities Act of 1933 and the Securities Exchange Act of 1934. Forward-looking statements also generally include, without limitation, information or statements regarding: projections, predictions, expectations, estimates or forecasts as to the Corporation’s and its subsidiaries’ business, financial, and operational results, and future economic performance; and management’s beliefs, expectations, goals, and objectives and other similar expressions concerning matters that are not historical facts.

Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times that, or by which, such performance or results will be achieved. Forward-looking information, including expectations regarding operational and financial improvements and the Corporation’s future performance or results are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in the statement. Important factors, including risk factors, could affect the Corporation’s and its subsidiaries’ future results and could cause those results or other outcomes to differ materially from those expressed or implied in the forward-looking statements. Information regarding risk factors and other cautionary information are available in the Corporation’s Annual Report on Form 10-K for 2012, which was filed with the SEC on February 8, 2013. The Corporation updates information regarding risk factors if circumstances require such updates in its periodic reports on Form 10-Q and its subsequent Annual Reports on Form 10-K (or such other reports that may be filed with the SEC).

Forward-looking statements speak only as of, and are based only upon information available on, the date the statements were made. The Corporation assumes no obligation to update forward-looking information to reflect actual results, changes in assumptions or changes in other factors affecting forward-looking information. If the Corporation does update one or more forward-looking statements, no inference should be drawn that the Corporation will make additional updates with respect thereto or with respect to other forward-looking statements. References to our website are provided for convenience and, therefore, information on or available through the website is not, and should not be deemed to be, incorporated by reference herein.

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UNION PACIFIC CORPORATION AND SUBSIDIARY COMPANIES

Condensed Consolidated Statements of Income (unaudited)

Millions, Except Per Share Amounts and Percentages, For the Periods Ended December 31,	4th Quarter			Full Year
	2013	2012	%	2013	2012	%
Operating Revenues
Freight revenues	$ 5,297	$ 4,931	7%	$ 20,684	$ 19,686	5%
Other revenues	333	319	4	1,279	1,240	3
Total operating revenues	5,630	5,250	7	21,963	20,926	5

Operating Expenses
Compensation and benefits	1,210	1,135	7	4,807	4,685	3
Fuel	905	920	(2)	3,534	3,608	(2)
Purchased services and materials	585	533	10	2,315	2,143	8
Depreciation	458	453	1	1,777	1,760	1
Equipment and other rents	311	302	3	1,235	1,197	3
Other	188	182	3	849	788	8
Total operating expenses	3,657	3,525	4	14,517	14,181	2

Operating Income	1,973	1,725	14	7,446	6,745	10
Other income	37	43	(14)	128	108	19
Interest expense	(127)	(128)	(1)	(526)	(535)	(2)
Income before income taxes	1,883	1,640	15	7,048	6,318	12
Income taxes	(709)	(604)	17	(2,660)	(2,375)	12
Net Income	$ 1,174	$ 1,036	13%	$ 4,388	$ 3,943	11%

Share and Per Share
Earnings per share - basic	$ 2.56	$ 2.21	16%	$ 9.47	$ 8.33	14%
Earnings per share - diluted	$ 2.55	$ 2.19	16	$ 9.42	$ 8.27	14
Weighted average number of shares - basic	458.1	468.8	(2)	463.3	473.1	(2)
Weighted average number of shares - diluted	460.7	472.0	(2)	465.8	476.5	(2)
Dividends declared per share	$ 0.79	$ 0.69	14	$ 2.96	$ 2.49	19

Operating Ratio	65.0%	67.1%	(2.1)pts	66.1%	67.8%	(1.7)pts
Effective Tax Rate	37.7%	36.8%	0.9 pts	37.7%	37.6%	0.1 pts

UNION PACIFIC CORPORATION AND SUBSIDIARY COMPANIES

Freight Revenues Statistics (unaudited)

	4th Quarter			Full Year
For the Periods Ended December 31,	2013	2012	%	2013	2012	%
Freight Revenues (Millions)
Agricultural	$937	$785	19%	$3,276	$3,280	-%
Automotive	544	466	17	2,077	1,807	15
Chemicals	855	834	3	3,501	3,238	8
Coal	985	990	(1)	3,978	3,912	2
Industrial Products	954	835	14	3,822	3,494	9
Intermodal	1,022	1,021	-	4,030	3,955	2
Total	$5,297	$4,931	7%	$20,684	$19,686	5%

Revenue Carloads (Thousands)
Agricultural	243	215	13%	874	900	(3)%
Automotive	205	187	10	781	738	6
Chemicals	263	265	(1)	1,103	1,042	6
Coal	419	463	(10)	1,703	1,871	(9)
Industrial Products	305	280	9	1,236	1,185	4
Intermodal *	845	831	2	3,325	3,312	-
Total	2,280	2,241	2%	9,022	9,048	-%

Average Revenue per Car
Agricultural	$3,846	$3,647	5%	$3,746	$3,644	3%
Automotive	2,653	2,487	7	2,659	2,448	9
Chemicals	3,255	3,146	3	3,176	3,107	2
Coal	2,352	2,141	10	2,336	2,092	12
Industrial Products	3,134	2,978	5	3,093	2,947	5
Intermodal *	1,208	1,229	(2)	1,212	1,194	2
Average	$2,323	$2,200	6%	$2,293	$2,176	5%

*	Each intermodal container or trailer equals one carload.

UNION PACIFIC CORPORATION AND SUBSIDIARY COMPANIES

Condensed Consolidated Statements of Financial Position (unaudited)

Millions, Except Percentages	Dec. 31, 2013	Dec. 31, 2012
Assets
Cash and cash equivalents	$1,432	$1,063
Other current assets	2,558	2,551
Investments	1,321	1,259
Net properties	43,749	41,997
Other assets	671	283
Total assets	$49,731	$47,153

Liabilities and Common Shareholders’ Equity
Debt due within one year	$705	$196
Other current liabilities	3,086	2,923
Debt due after one year	8,872	8,801
Deferred income taxes	14,163	13,108
Other long-term liabilities	1,680	2,248
Total liabilities	28,506	27,276

Total common shareholders’ equity	21,225	19,877

Total liabilities and common shareholders’ equity	$49,731	$47,153

Debt to Capital	31.1%	31.2%
Adjusted Debt to Capital*	37.6%	39.1%
Return on Invested Capital*	14.7%	14.0%

*

Adjusted Debt to Capital and Return on Invested Capital are non-GAAP measures; however, we believe that they are important in evaluating our financial performance. See pages 8 and 9 for a reconciliation to GAAP.

UNION PACIFIC CORPORATION AND SUBSIDIARY COMPANIES

Condensed Consolidated Statements of Cash Flows (unaudited)

Millions,	Full Year
For the Periods Ended December 31,	2013	2012
Operating Activities
Net income	$4,388	$3,943
Depreciation	1,777	1,760
Deferred income taxes	723	887
Other - net	(65)	(429)
Cash provided by operating activities	6,823	6,161

Investing Activities
Capital investments	(3,496)	(3,738)
Other - net	91	105
Cash used in investing activities	(3,405)	(3,633)

Financing Activities
Common shares repurchased	(2,218)	(1,474)
Debt issued	1,443	695
Dividends paid	(1,333)	(1,146)
Debt repaid	(640)	(758)
Debt exchange	(289)	-
Other - net	(12)	1
Cash used in financing activities	(3,049)	(2,682)

Net Change in Cash and Cash Equivalents	369	(154)
Cash and cash equivalents at beginning of year	1,063	1,217
Cash and Cash Equivalents End of Period	$1,432	$1,063

Free Cash Flow*
Cash provided by operating activities	$6,823	$6,161
Cash used in investing activities	(3,405)	(3,633)
Dividends paid	(1,333)	(1,146)
Free cash flow	$2,085	$1,382

*

Free cash flow is a non-GAAP measure; however, we believe that it is important to management and investors in evaluating our financial performance and measures our ability to generate cash without incurring additional financing.

UNION PACIFIC CORPORATION AND SUBSIDIARY COMPANIES

Operating and Performance Statistics (unaudited)

	4th Quarter				Full Year
For the Periods Ended December 31,	2013	2012	%		2013	2012	%
Operating/Performance Statistics
Gross ton-miles (GTMs) (millions)	244,631	238,898	2%		949,065	959,280	(1)%
Employees (average)	45,951	46,067	-		46,445	45,928	1
GTMs (millions) per employee	5.32	5.19	3		20.43	20.89	(2)
Customer satisfaction index	93	93	-	pts	93	93	-	pts

Locomotive Fuel Statistics
Average fuel price per gallon consumed	$3.11	$3.25	(4)%		$3.15	$3.22	(2)%
Fuel consumed in gallons (millions)	283	274	3		1,091	1,085	1
Fuel consumption rate *	1.157	1.148	1		1.149	1.131	2

AAR Reported Performance Measures
Average train speed (miles per hour)	25.8	26.7	(3)%		26.0	26.5	(2)%
Average terminal dwell time (hours)	28.0	26.8	4		27.1	26.2	3

Revenue Ton-Miles (Millions)
Agricultural	24,197	18,937	28%		80,904	81,407	(1)%
Automotive	4,238	3,829	11		16,169	14,942	8
Chemicals	17,752	17,649	1		73,963	68,095	9
Coal	45,865	51,297	(11)		186,902	207,466	(10)
Industrial Products	19,523	17,009	15		77,760	70,924	10
Intermodal	20,037	19,748	1		78,574	78,277	-
Total	131,612	128,469	2%		514,272	521,111	(1)%

*	Fuel consumption is computed as follows: gallons of fuel consumed divided by gross ton-miles in thousands.

Note: Average rail car inventory is no longer being reported as a key railroad performance measure because of recently identified inaccuracies in the AAR’s calculation for the rail industry, which prevents comparisons to prior reporting periods. The impact of changes in rail car inventory will be described, as necessary, in connection with our discussion of train speed and/or terminal dwell metrics.

UNION PACIFIC CORPORATION AND SUBSIDIARY COMPANIES

Condensed Consolidated Statements of Income (unaudited)

	2013
Millions, Except Per Share Amounts and Percentages	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Full Year
Operating Revenues
Freight revenues	$4,984	$5,153	$5,250	$5,297	$20,684
Other revenues	306	317	323	333	1,279
Total operating revenues	5,290	5,470	5,573	5,630	21,963
Operating Expenses
Compensation and benefits	1,216	1,185	1,196	1,210	4,807
Fuel	900	863	866	905	3,534
Purchased services and materials	557	585	588	585	2,315
Depreciation	434	438	447	458	1,777
Equipment and other rents	313	302	309	311	1,235
Other	237	219	205	188	849
Total operating expenses	3,657	3,592	3,611	3,657	14,517
Operating Income	1,633	1,878	1,962	1,973	7,446
Other income	40	23	28	37	128
Interest expense	(128)	(133)	(138)	(127)	(526)
Income before income taxes	1,545	1,768	1,852	1,883	7,048
Income tax expense	(588)	(662)	(701)	(709)	(2,660)
Net Income	$957	$1,106	$1,151	$1,174	$4,388

Share and Per Share
Earnings per share - basic	$2.05	$2.38	$2.49	$2.56	$9.47
Earnings per share - diluted	$2.03	$2.37	$2.48	$2.55	$9.42
Weighted average number of shares - basic	467.8	465.3	461.7	458.1	463.3
Weighted average number of shares - diluted	470.5	467.6	464.2	460.7	465.8
Dividends declared per share	$0.69	$0.69	$0.79	$0.79	$2.96

Operating Ratio	69.1%	65.7%	64.8%	65.0%	66.1%
Effective Tax Rate	38.1%	37.4%	37.9%	37.7%	37.7%

UNION PACIFIC CORPORATION AND SUBSIDIARY COMPANIES

Freight Revenues Statistics (unaudited)

	2013
	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Full Year
Freight Revenues (Millions)
Agricultural	$784	$784	$771	$937	$3,276
Automotive	487	534	512	544	2,077
Chemicals	873	890	883	855	3,501
Coal	936	975	1,082	985	3,978
Industrial Products	916	977	975	954	3,822
Intermodal	988	993	1,027	1,022	4,030
Total	$4,984	$5,153	$5,250	$5,297	$20,684

Revenue Carloads (Thousands)
Agricultural	212	209	210	243	874
Automotive	184	197	195	205	781
Chemicals	271	287	282	263	1,103
Coal	402	414	468	419	1,703
Industrial Products	289	317	325	305	1,236
Intermodal *	810	822	848	845	3,325

Total	2,168	2,246	2,328	2,280	9,022

Average Revenue per Car
Agricultural	$3,694	$3,750	$3,679	$3,846	$3,746
Automotive	2,648	2,715	2,620	2,653	2,659
Chemicals	3,225	3,098	3,134	3,255	3,176
Coal	2,329	2,353	2,312	2,352	2,336
Industrial Products	3,174	3,079	2,998	3,134	3,093
Intermodal *	1,219	1,210	1,211	1,208	1,212

Average	$2,299	$2,295	$2,255	$2,323	$2,293

*	Each intermodal container or trailer equals one carload.

UNION PACIFIC CORPORATION AND SUBSIDIARY COMPANIES

Non-GAAP Measures Reconciliation to GAAP

Debt to Capital*
Millions, Except Percentages	Dec. 31, 2013	Dec. 31, 2012
Debt (a)	$9,577	$8,997
Equity	21,225	19,877
Capital (b)	$30,802	$28,874

Debt to capital (a/b)	31.1%	31.2%

*

Total debt divided by total debt plus equity. Management believes this is an important measure in evaluating our balance sheet strength and is important in managing our credit ratios and financing relationships.

Adjusted Debt to Capital, Reconciliation to GAAP*
Millions, Except Percentages	Dec. 31, 2013	Dec. 31, 2012
Debt	$9,577	$8,997
Net present value of operating leases	3,057	3,096
Unfunded pension and OPEB	170	679
Adjusted debt (a)	$12,804	$12,772
Equity	21,225	19,877
Adjusted capital (b)	$34,029	$32,649

Adjusted debt to capital (a/b)	37.6%	39.1%

*

Total debt plus net present value of operating leases plus after-tax unfunded pension and OPEB obligation divided by total debt plus net present value of operating leases plus after-tax unfunded pension and OPEB obligation plus equity. Operating leases were discounted using 5.7% at December 31, 2013 and 6.0% at December 31, 2012. The discount rate reflects our effective interest rate. Management believes this is an important measure to management and investors in evaluating the total amount of leverage in our capital structure including off-balance sheet obligations.

UNION PACIFIC CORPORATION AND SUBSIDIARY COMPANIES

Non-GAAP Measures Reconciliation to GAAP

Return on Invested Capital as Adjusted (ROIC)*
Millions, Except Percentages	Dec. 31, 2013	Dec. 31, 2012
Net income	$4,388	$3,943
Add: Interest expense	526	535
Add: Interest on present value of operating leases	175	190
Less: Taxes on interest	(264)	(273)
Net operating profit after taxes as adjusted (a)	$4,825	$4,395

Average equity	$20,551	$19,228
Add: Average debt	9,287	8,952
Add: Average present value of operating leases	3,077	3,160
Average invested capital as adjusted (b)	$32,915	$31,340
Return on invested capital as adjusted (a/b)	14.7%	14.0%

*

ROIC is considered a non-GAAP financial measure by SEC Regulation G and Item 10 of SEC Regulation S-K, and may not be defined and calculated by other companies in the same manner. We believe this measure is important in evaluating the efficiency and effectiveness of the Corporation’s long-term capital investments, and we currently use ROIC as a performance criteria in determining certain elements of equity compensation for our executives. ROIC should be considered in addition to, rather than as a substitute for, other information provided in accordance with GAAP. The most comparable GAAP measure is Return on Average Common Shareholders’ Equity.